UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2021

CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD (Address of Principal Executive Offices)	20850 (Zip Code)

(240)-308-8328
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements of certain officers

(a) On February 15, 2021, Bruce A. Mann resigned from the Board of Directors (the “Board”) of CEVA, Inc. (the “Company”), effective immediately. In connection with his retirement, the Board determined to accelerate in full the vesting of Mr. Mann’s 5,902 unvested restricted stock units.

(d) On February 16, 2021, the Board unanimously approved the appointment of Jaclyn “Jackie” Liu as an independent member of the Board with the appointment effective as of February 16, 2021. Pursuant to her appointment, Ms. Liu will serve as a director until the Company’s annual meeting of stockholders in 2021.

Ms. Liu, 46, is a senior Partner at Morrison & Foerster, an international law firm, and has more than 20 years of experience in advising public companies on corporate governance matters, M&A strategies and China matters. She serves as outside general counsel to a number of public companies and provides big‑picture, critical value-adding strategic advice. She formerly served as co-chair of Morrison & Foerster’s Global Corporate Department of over 400 lawyers. Ms. Liu graduated from Harvard Law School.

In accordance with the Company’s non-employee director compensation policy, Ms. Liu will be entitled to receive an annual cash retainer of $40,000, which would be pro-rated based on Ms. Liu’s date of appointment, and an annual director restricted stock unit grant of $124,670, under the Company’s Amended and Restated 2011 Stock Incentive Plan. The restricted stock units vest over a two-year period with the first 50% vesting after the first anniversary of the grant date and the remainder vesting on the second anniversary of the grant date. A form of the director restricted stock unit agreement was filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 4, 2019 (the “2019 10-K”) and incorporated herein by reference.

The Company also intends to enter into its standard director indemnification agreement with Ms. Liu, the form of which was filed as Exhibit 10.6 to the 2019 10-K and incorporated herein by reference.

Morrison & Foerster LLP acts as outside legal counsel to the Company. Aggregate fees paid to Morrison & Foerster LLP for the year ended December 31, 2020 were approximately $462,000.

A copy of the press release, dated February 17, 2021, announcing Mr. Mann’s retirement and Ms. Liu’s appointment is attached and filed herewith as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of CEVA, Inc., dated February 17, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: February 17, 2021	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer